Exhibit 99.1

RockTenn Reports Earnings for the Fourth Quarter of Fiscal 2009 of $1.72 Per Share and Adjusted Earnings Per Share of $1.21, up 34% over Prior Year Quarter

NORCROSS, Ga.--(BUSINESS WIRE)--November 3, 2009--RockTenn (NYSE:RKT) today reported earnings for the quarter ended September 30, 2009 of $1.72 per diluted share. The Company’s adjusted earnings were $1.21 per diluted share, excluding specific items related to the alternative fuel tax credit and restructuring charges. Adjusted earnings per diluted share increased 34% over the prior year quarter adjusted earnings of $0.90 per diluted share.

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Earnings per diluted share	$ 1.72	$ 0.74	$ 5.75	$ 2.14

Alternative fuel tax credit, net	(0.55)	—	(1.41)	—
Restructuring and other costs, net	0.04	0.14	0.20	0.26
Operating losses of previously closed facilities	—	—	0.03	0.02
Debt extinguishment costs and related items	—	—	0.07	0.03
Solvay mill expansion and upgrade	—	—	—	0.06
Acquisition inventory step-up	—	0.02	—	0.21
Acquisition bridge financing fee	—	—	—	0.05

Adjusted earnings per diluted share	$ 1.21	$ 0.90	$ 4.64	$ 2.77

Fourth Quarter Results

  Net sales of $729.0 million for the fourth quarter of fiscal 2009 decreased $56.7 million over the fourth quarter of fiscal 2008.
  Segment income increased to $128.9 million compared to $90.3 million in the prior year quarter, a 43% increase over the prior year quarter. Segment income includes the alternative fuel tax credit of $21.4 million, net of expenses. This tax credit is scheduled to expire on December 31, 2009.
  RockTenn’s pre-tax restructuring and other costs, net of related minority interest, were $2.1 million, or $0.04 per diluted share after-tax, for the fourth quarter of fiscal 2009 consisting primarily of plant closing related asset impairments.

Chairman and Chief Executive Officer’s Statement

RockTenn Chairman and Chief Executive Officer James A. Rubright stated, “RockTenn delivered another quarter of strong earnings growth over the prior year quarter as adjusted earnings increased 34%. Our free cash flow continued to be strong, and our net debt repayment and dividends totaled $7.81 per share in fiscal 2009 as we capitalized on the low cost positions we have developed in all of our businesses. We expect to continue to generate strong cash flow in fiscal 2010 as we expect input costs to remain relatively stable, and demand for containerboard and bleached paperboard to improve.”

Segment Results

Paperboard and Containerboard Tons Shipped and Average Price

Total tons shipped in the fourth quarter of fiscal 2009 decreased by 15,647 tons over the prior year quarter and increased on a sequential quarter basis by 48,398 tons. The average selling price for all paperboard and containerboard grades decreased $28 per ton from the prior year quarter and decreased $7 per ton on a sequential quarter basis.

Consumer Packaging Segment

Consumer Packaging segment net sales increased 0.3% in the fourth quarter of fiscal 2009 compared to the prior year quarter, due to higher folding carton volumes partially offset by lower paperboard volumes. Segment income increased $43.9 million over the prior year quarter to $74.6 million due primarily to $21.4 million of alternative fuel tax credit, lower recycled fiber and energy costs and greater income contributed from our folding carton business.

Corrugated Packaging Segment

Corrugated Packaging segment net sales decreased $38.5 million to $186.7 million in the fourth quarter of fiscal 2009 compared to the prior year quarter, due to lower volumes. Segment income was $37.1 million in the fourth quarter of fiscal 2009 and segment return on sales was 19.9%.

Merchandising Displays Segment

Merchandising Displays segment net sales decreased $5.2 million over the prior year fourth quarter. Segment income was $9.1 million in the fourth quarter of fiscal 2009 and $11.7 million in the prior year quarter.

Specialty Paperboard Products Segment

Specialty Paperboard Products segment net sales decreased $15.0 million in the fourth quarter of fiscal 2009 compared to the prior year quarter primarily due to decreased volumes and lower recycled fiber prices. Segment income was $8.1 million in the fourth quarter of fiscal 2009 and $8.5 million in the prior year quarter.

Cash Provided By Operating Activities

Net cash provided by operating activities in the fourth quarter of fiscal 2009 was $117.3 million compared to $83.9 million in the prior year quarter. Cash from operations was reduced by the voluntary contribution of $16 million to our pension plans in the quarter, bringing our total contributions in the fiscal year to $40 million.

Financing and Investing Activities

We reduced net debt by $78.3 million in the quarter and $286.5 million in the twelve months ended September 30, 2009. Our Credit Agreement Debt/EBITDA ratio was 2.36 times at September 30, 2009. On August 14, 2009 we amended our receivables-backed financing facility to increase the facility to $135 million. The amended facility continues to expire on July 13, 2012.

Conference Call

We will host a conference call to discuss our results of operations for the fourth quarter of fiscal 2009 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on November 4, 2009. The conference call will be webcast and can be accessed, along with a copy of this press release, at www.rocktenn.com.

About RockTenn

RockTenn (NYSE:RKT) is one of North America’s leading manufacturers of paperboard, containerboard and consumer and corrugated packaging, with annual net sales of approximately $2.8 billion. The Company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

Cautionary Statements

Statements herein regarding, among others, expected relatively stable input costs, improvement in demand for containerboard and bleached paperboard and our ability to generate strong cash flows constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, we have made assumptions regarding, among other things, expected economic, competitive and market conditions generally; expected volumes and price levels of purchases by customers; recycled fiber and energy costs; costs associated with facility closures; competitive conditions in our businesses and possible adverse actions of our customers, our competitors and suppliers. Management believes its assumptions are reasonable; however, undue reliance should not be placed on these estimates, which are based on current expectations. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for our products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain key customers; and adverse changes in general market and industry conditions. These risks are more particularly described in our filings with the Securities and Exchange Commission, including under the caption “Business―Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008. The information contained in this release speaks as of the date hereof and we do not undertake any obligation to update this information as future events unfold.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE TWELVE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

NET SALES	$729.0	$785.7	$2,812.3	$2,838.9

Cost of Goods Sold (net of alternative fuel tax
credit of $21.4, $0, $54.1 and $0)	525.7	621.2	2,049.6	2,296.8

Gross Profit	203.3	164.5	762.7	542.1
Selling, General and Administrative Expenses	84.4	84.6	330.8	310.5
Restructuring and Other Costs, net	2.6	8.1	13.4	15.6

Operating Profit	116.3	71.8	418.5	216.0
Interest Expense	(22.5)	(27.6)	(96.7)	(86.7)
Loss on Extinguishment of Debt and Related Items	(0.1)	-	(4.4)	(1.9)
Interest Income and Other Income (Expense), net	0.1	0.8	-	1.6
Equity in Earnings of Unconsolidated Entities	0.4	1.5	0.1	2.4
Minority Interest in Income of
Consolidated Subsidiaries	(1.3)	(1.5)	(3.6)	(5.3)

INCOME BEFORE INCOME TAXES	92.9	45.0	313.9	126.1

Income Tax Expense	(25.6)	(16.6)	(91.6)	(44.3)

NET INCOME	$67.3	$28.4	$222.3	$81.8

Weighted Average Common Shares
Outstanding-Diluted	39.1	38.5	38.7	38.2

Diluted Earnings Per Share	$1.72	$0.74	$5.75	$2.14

ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS, EXCEPT TONNAGE DATA)

	FOR THE THREE MONTHS ENDED		FOR THE TWELVE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

NET SALES:

Consumer Packaging Segment	$394.2	$393.0	$1,503.1	$1,551.4
Corrugated Packaging Segment	186.7	225.2	752.9	607.5
Merchandising Displays Segment	83.2	88.4	320.6	350.8
Specialty Paperboard Products Segment	84.2	99.2	306.9	392.9
Intersegment Eliminations	(19.3)	(20.1)	(71.2)	(63.7)

TOTAL NET SALES	$729.0	$785.7	$2,812.3	$2,838.9

SEGMENT INCOME:

Consumer Packaging Segment (1)	$74.6	$30.7	$228.3	$119.8
Corrugated Packaging Segment	37.1	39.4	178.9	71.3
Merchandising Displays Segment	9.1	11.7	31.9	41.9
Specialty Paperboard Products Segment	8.1	8.5	26.5	30.3

TOTAL SEGMENT INCOME	$128.9	$90.3	$465.6	$263.3

Restructuring and Other Costs, net	(2.6)	(8.1)	(13.4)	(15.6)
Non-Allocated Expenses	(9.6)	(8.9)	(33.6)	(29.3)
Interest Expense	(22.5)	(27.6)	(96.7)	(86.7)
Loss on Extinguishment of Debt and Related Items	(0.1)	-	(4.4)	(1.9)
Interest Income and Other Income (Expense), net	0.1	0.8	-	1.6
Minority Interest in Income of
Consolidated Subsidiaries	(1.3)	(1.5)	(3.6)	(5.3)

INCOME BEFORE INCOME TAXES	$92.9	$45.0	$313.9	$126.1

Recycled Paperboard Shipped (in tons)	224,269	234,209	860,956	916,164
Containerboard Shipped (in tons)	235,250	244,073	848,744	609,396
Bleached Paperboard Shipped (in tons)	88,856	90,724	332,878	341,531
Pulp Shipped (in tons)	26,521	21,537	90,918	95,036

(1) Includes alternative fuel tax credits of $21.4 and $54.1 in the three months and twelve months ended September 30, 2009, respectively.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE TWELVE MONTHS ENDED
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$67.3	$28.4	$222.3	$81.8

Items in income not affecting cash:
Depreciation and amortization	37.3	38.7	150.0	135.3
Deferred income tax expense	21.6	23.2	46.0	22.8
Share-based compensation expense	3.7	2.0	11.9	9.2
Loss (gain) on disposal of plant and equipment and other, net	1.9	0.3	2.8	(0.4)
Minority interest in income of consolidated subsidiaries	1.3	1.5	3.6	5.3
Equity in earnings of unconsolidated entities	(0.4)	(1.5)	(0.1)	(2.4)
Proceeds from termination of cash flow interest
rate hedges	-	-	-	6.9
Pension funding (more) less than expense	(12.6)	2.2	(23.1)	(7.1)
Alternative fuel tax credit benefit	(21.5)	-	(55.4)	-
Impairment adjustments and other non-cash items	3.1	2.5	3.1	2.8
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(23.2)	(9.5)	(0.3)	(25.3)
Inventories	12.5	(2.9)	8.0	2.2
Other assets	2.0	3.5	(12.9)	1.1
Accounts payable	8.5	13.8	(6.4)	32.8
Income taxes payable	12.4	(14.2)	45.4	(12.5)
Accrued liabilities and other	3.4	(4.1)	(10.4)	(11.6)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$117.3	$83.9	$384.5	$240.9

INVESTING ACTIVITIES:

Capital expenditures	(26.6)	(24.5)	(75.9)	(84.2)
Cash paid for the purchase of a leased facility	(8.1)	-	(8.1)	-
Cash paid for purchase of business, including amounts (paid into)
received from escrow, net of cash received	-	-	4.0	(817.9)
Investment in unconsolidated entities	-	(0.1)	(1.0)	(0.3)
Return of capital from unconsolidated entities	0.2	0.2	4.1	0.8
Proceeds from sale of property, plant and equipment	0.1	0.1	1.4	6.4
Proceeds from property, plant and equipment insurance settlement	0.1	-	0.1	-

NET CASH USED FOR INVESTING ACTIVITIES	$(34.3)	$(24.3)	$(75.4)	$(895.2)

FINANCING ACTIVITIES:

Proceeds from issuance of notes	-	-	100.0	198.6
Additions to revolving credit facilities	38.8	3.7	230.8	206.0
Repayments of revolving credit facilities	(49.0)	(43.4)	(244.6)	(238.7)
Additions to debt	30.6	-	119.6	764.0
Repayments of debt	(105.7)	(22.3)	(552.1)	(192.2)
Debt issuance costs	(0.7)	(0.6)	(4.4)	(27.1)
Restricted cash and investments	-	-	19.2	(0.4)
Issuances of common stock, net of related minimum tax withholdings	0.5	1.9	(0.1)	4.3
Excess tax benefits from share-based compensation	3.0	0.8	5.5	1.8
Capital contributed to consolidated subsidiary from minority interest	-	-	1.7	-
(Repayments to) advances from unconsolidated entity	(0.8)	0.2	(7.0)	0.7
Cash dividends paid to shareholders	(3.8)	(3.8)	(15.3)	(15.2)
Cash distributions to minority interest	(2.1)	-	(4.8)	(5.3)

NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	$(89.2)	$(63.5)	$(351.5)	$696.5

Effect of exchange rate changes on cash and cash equivalents	0.6	(0.2)	1.4	(0.3)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(5.6)	$(4.1)	$(41.0)	$41.9

Cash and cash equivalents at beginning of period	17.4	56.9	52.8	10.9

Cash and cash equivalents at end of period	$11.8	$52.8	$11.8	$52.8

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes, net of refunds	$(9.4)	$7.7	$(3.9)	$31.4
Interest, net of amounts capitalized	34.8	41.0	104.9	82.5

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	September 30,	September 30,
	2009	2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11.8	$52.8
Restricted cash and marketable debt securities	-	19.2
Accounts receivable (net of allowances of $8.8 and $9.0)	305.5	304.3
Inventories	275.1	283.0
Other current assets	65.0	49.2
Assets held for sale	0.9	0.7

TOTAL CURRENT ASSETS	658.3	709.2

Property, plant and equipment at cost:
Land and buildings	413.8	398.3
Machinery and equipment	1,857.1	1,826.2
Transportation equipment	13.5	15.2
Leasehold improvements	5.4	7.6
	2,289.8	2,247.3
Less accumulated depreciation and amortization	(1,013.7)	(914.2)
Net property, plant and equipment	1,276.1	1,333.1
Goodwill	736.4	727.0
Intangibles, net	151.3	176.9
Investment in unconsolidated entities	23.8	29.4
Other assets	38.5	37.5

TOTAL ASSETS	$2,884.4	$3,013.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$56.3	$245.1
Accounts payable	233.9	241.5
Accrued compensation and benefits	88.0	95.2
Other current liabilities	71.1	65.9

TOTAL CURRENT LIABILITIES	449.3	647.7

Long-term debt due after one year	1,289.3	1,447.2
Hedge adjustments resulting from terminated fair value interest rate derivatives or swaps
	3.8	6.6

TOTAL LONG-TERM DEBT	1,293.1	1,453.8

Accrued pension and other long-term benefits	161.5	70.8
Deferred income taxes	149.2	153.3
Other long-term liabilities	36.7	29.4
Minority interest	17.8	17.6

Shareholders' equity	776.8	640.5

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,884.4	$3,013.1

Rock-Tenn Company Quarterly Statistics

Paperboard and Containerboard Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Average Price Per Ton (a) (b)

All Tons
2007	$558	$571	$588	$596	$578
2008	599	587	566	585	583
2009	596	586	564	557	575

Tons Shipped
Recycled Paperboard (a) (c)
2007	221,506	222,970	225,135	223,527	893,138
2008	217,081	229,003	235,871	234,209	916,164
2009	204,927	211,941	219,819	224,269	860,956

Containerboard (d)
2007	44,615	46,219	45,304	46,793	182,931
2008	44,699	102,092	218,532	244,073	609,396
2009	221,907	188,568	203,019	235,250	848,744

Bleached Paperboard
2007	73,968	82,205	90,102	88,730	335,005
2008	79,623	84,916	86,268	90,724	341,531
2009	86,338	78,223	79,461	88,856	332,878

Market Pulp
2007	20,883	24,661	25,551	24,787	95,882
2008	21,193	27,837	24,469	21,537	95,036
2009	20,705	19,493	24,199	26,521	90,918

Total (a) (d)
2007	360,972	376,055	386,092	383,837	1,506,956
2008	362,596	443,848	565,140	590,543	1,962,127
2009	533,877	498,225	526,498	574,896	2,133,496

(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with Lafarge North America, Inc.

(b) Beginning in the second quarter of fiscal 2008, Average Price Per Ton includes coated and specialty recycled paperboard, containerboard, bleached paperboard and market pulp.

(c) Recycled paperboard tons shipped include coated and specialty paperboard.

(d) Containerboard tons shipped include corrugated medium and linerboard, which include the Solvay Mill tons beginning in March 2008.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income
(In Millions, except Return On Sales data)

	1st Quarter	2nd Quarter	3rd Quarter		4th Quarter		Fiscal Year
Consumer Packaging Segment Sales
2007	$346.8	$363.7	$373.0		$376.1		$1,459.6
2008	374.7	394.8	388.9		393.0		1,551.4
2009	368.8	362.9	377.2		394.2		1,503.1
Consumer Packaging Intersegment Sales
2007	$2.8	$3.8	$3.9		$4.5		$15.0
2008	4.2	4.3	3.9		5.7		18.1
2009	6.6	4.7	6.0		7.8		25.1
Consumer Packaging Segment Income
2007	$24.3	$29.7	$36.9		$34.3		$125.2
2008	28.7	32.5	27.9		30.7		119.8
2009	31.5	39.2	50.3	(1)	53.2	(2)	174.2
Return On Sales
2007	7.0%	8.2%	9.9%		9.1%		8.6%
2008	7.7%	8.2%	7.2%		7.8%		7.7%
2009	8.5%	10.8%	13.3%	(1)	13.5%	(2)	11.6%

Corrugated Packaging Segment Sales
2007	$56.2	$59.3	$60.2		$61.0		$236.7
2008	61.4	112.0	208.9		225.2		607.5
2009	203.2	176.5	186.5		186.7		752.9
Corrugated Packaging Intersegment Sales
2007	$4.5	$5.7	$5.8		$6.7		$22.7
2008	6.3	7.2	7.6		10.0		31.1
2009	10.1	9.7	8.8		8.7		37.3
Corrugated Packaging Segment Income
2007	$6.0	$5.8	$4.0		$3.1		$18.9
2008	4.3	4.4	23.2		39.4		71.3
2009	50.6	41.6	49.6		37.1		178.9
Return on Sales
2007	10.7%	9.8%	6.6%		5.1%		8.0%
2008	7.0%	3.9%	11.1%		17.5%		11.7%
2009	24.9%	23.6%	26.6%		19.9%		23.8%

Merchandising Displays Segment Sales
2007	$60.9	$82.6	$76.8		$85.5		$305.8
2008	82.0	94.3	86.1		88.4		350.8
2009	74.8	82.9	79.7		83.2		320.6
Merchandising Displays Intersegment Sales
2007	$-	$-	$-		$-		$-
2008	-	0.2	0.1		0.1		0.4
2009	-	0.2	0.1		0.1		0.4
Merchandising Displays Segment Income
2007	$5.2	$12.1	$10.9		$10.6		$38.8
2008	8.0	13.8	8.4		11.7		41.9
2009	5.1	9.7	8.0		9.1		31.9
Return on Sales
2007	8.5%	14.6%	14.2%		12.4%		12.7%
2008	9.8%	14.6%	9.8%		13.2%		11.9%
2009	6.8%	11.7%	10.0%		10.9%		10.0%

(1) Excludes $32.7 of alternative fuel tax credit.
(2) Excludes $21.4 of alternative fuel tax credit.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income (Continued)
(In Millions, except Return On Sales data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Specialty Paperboard Products Segment Sales
2007	$79.5	$91.9	$94.0	$96.3	$361.7
2008	91.8	99.8	102.1	99.2	392.9
2009	75.3	70.2	77.2	84.2	306.9
Specialty Paperboard Products Intersegment Sales
2007	$2.2	$2.3	$2.9	$2.9	$10.3
2008	3.1	3.3	3.4	4.3	14.1
2009	2.3	1.6	1.8	2.7	8.4
Specialty Paperboard Products Segment Income
2007	$7.3	$7.2	$7.8	$6.5	$28.8
2008	7.4	6.6	7.8	8.5	30.3
2009	2.8	6.2	9.4	8.1	26.5
Return on Sales
2007	9.2%	7.8%	8.3%	6.7%	8.0%
2008	8.1%	6.6%	7.6%	8.6%	7.7%
2009	3.7%	8.8%	12.2%	9.6%	8.6%

Key Financial Statistics
(In Millions, except EPS Data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income
2007	$15.1	$21.7	$25.2	$19.7	$81.7
2008	17.5	17.1	18.8	28.4	81.8
2009	30.6	37.4	87.0	67.3	222.3

Diluted EPS
2007	$0.39	$0.55	$0.63	$0.50	$2.07
2008	0.46	0.45	0.49	0.74	2.14
2009	0.79	0.97	2.24	1.72	5.75

Depreciation & Amortization
2007	$26.0	$25.5	$26.0	$26.2	$103.7
2008	25.8	31.6	39.2	38.7	135.3
2009	37.9	37.3	37.5	37.3	150.0

Capital Expenditures
2007	$17.3	$23.5	$17.9	$19.3	$78.0
2008	17.9	19.3	22.5	24.5	84.2
2009	14.2	17.0	18.1	26.6	75.9

Non-GAAP Measures and Reconciliations

We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry. The following non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Net Debt

We have defined the non-GAAP measure “net debt” to include the aggregate debt obligations reflected in our consolidated balance sheet, less the hedge adjustments resulting from terminated fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents, restricted cash (which includes restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy these debt obligations.

Our management uses net debt, along with other factors, including net debt repayment per diluted share, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments and net debt repayment per diluted share provides a measure to investors of how successful we are at achieving our debt reduction. Set forth below is a reconciliation of net debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt for the current quarter, prior quarter, one year ago quarter and the quarter following the Southern Container Acquisition:

(In Millions, except per share data)	September 30,	June 30,	September 30,	March 31,
	2009	2009	2008	2008

Current Portion of Debt	$56.3	$50.0	$245.1	$247.7
Total Long-Term Debt	1,293.1	1,383.7	1,453.8	1,606.8
	1,349.4	1,433.7	1,698.9	1,854.5
Less: Hedge Adjustments Resulting From Terminated Fair Value Interest Rate
Derivatives or Swaps	(3.8)	(4.2)	(6.6)	(7.6)
	1,345.6	1,429.5	1,692.3	1,846.9
Less: Cash and Cash Equivalents	(11.8)	(17.4)	(52.8)	(56.6)
Less: Restricted Cash	—	—	(19.2)	(19.5)
Net Debt	$1,333.8	$1,412.1	$1,620.3	$1,770.8

			Net Debt
		Average	Repayment
		Diluted	Per Diluted
		Shares	Share
Net Debt Repayment for the Quarter	$78.3	39.1	$2.00
Net Debt Repayment for the Twelve Months Ended September 30, 2009	$286.5	38.7	$7.41
Net Debt Repayment since March 31, 2008	$437.0	38.7	$11.30

Set forth below is a reconciliation of Net Debt Repayment and Dividends. Net Debt Repayment is derived from the table above, as described above and dividends are from the cash flow line item Cash dividends paid to shareholders:

Net Debt Repayment for the Twelve Months Ended September 30, 2009	$286.5
Cash dividends paid to shareholders for the Twelve Months Ended September 30, 2009	15.3
$301.8
Average Diluted Shares	38.7
Net Debt Repayment and Dividends per diluted share	$7.81

Credit Agreement EBITDA and Total Funded Debt

“Credit Agreement EBITDA” is calculated in accordance with the definition contained in our Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options.

“Total Funded Debt” is calculated in accordance with the definition contained in our Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, less certain deferred cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Senior Credit Facility. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the “Credit Agreement Debt/EBITDA ratio” or the “Leverage Ratio,” which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the September 30, 2009 calculation, our Leverage Ratio was 2.36 times, which includes a reduction of .24 times for the alternative fuel tax credit. Our maximum permitted Leverage Ratio under the Senior Credit Facility at September 30, 2009 was 4.25 times and will remain at this level until July 1, 2010 when it will re-set to 3.75 times.

Set forth below is a reconciliation of Credit Agreement EBITDA for the three and twelve months ended September 30, 2009, to the most directly comparable GAAP measure, Net Income:

(In Millions)	Three Months Ended September 30, 2009	Twelve Months Ended September 30, 2009

Net Income	$67.3	$222.3
Interest Expense, net	20.7	89.2
Income Taxes	25.6	91.6
Depreciation and Amortization	37.3	150.0
Additional Permitted Charges	3.8	26.2
Credit Agreement EBITDA	$154.7	$579.3

Less: Alternative Fuel Tax Credit, net	$(21.4)	$(54.1)
Credit Agreement EBITDA, Excluding Alternative Fuel Tax Credit, net	$133.3	$525.2

Net Sales	$729.0	$2,812.3

Credit Agreement EBITDA Margin, Excluding Alternative Fuel Tax Credit, net	18.3%	18.7%

Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt:

(In Millions)	September 30,
2009

Current Portion of Debt	$56.3
Total Long-Term Debt	1,293.1
Total Debt	1,349.4
Less: Hedge Adjustments Resulting From Terminated
Fair Value Interest Rate Derivatives or Swaps	(3.8)
Total Debt Less Hedge Adjustments	1,345.6
Plus: Letters of Credit and Guarantees	19.4
Total Funded Debt	$1,365.0

Credit Agreement EBITDA for the Twelve Months Ended September 30, 2009	$579.3

Leverage Ratio	2.36

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company’s performance relative to other periods. We believe that the most directly comparable GAAP measures to adjusted net income and adjusted earnings per diluted share are Net Income and Earnings per Diluted Share, respectively. Set forth is a reconciliation of adjusted net income to Net Income:

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
(In Millions)	2009	2008	2009	2008

Net income	$67.3	$28.4	$222.3	$81.8

Alternative fuel tax credit, net	(21.5)	—	(54.6)	—
Restructuring and other costs, net	1.3	5.2	7.8	10.0
Operating losses of previously closed facilities	0.1	—	1.1	0.7
Debt extinguishment costs and related items	0.1	—	2.8	1.2
Solvay mill expansion and upgrade	—	—	—	2.4
Acquisition inventory step-up	—	0.9	—	7.8
Acquisition bridge financing fee	—	—	—	1.9

Adjusted net income	$47.3	$34.5	$179.4	$105.8

CONTACT:
RockTenn
John Stakel, VP-Treasurer, 678-291-7900